UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2013

Cole Real Estate Income Strategy (Daily NAV), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-169535 (1933 Act)	27-3147801
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
Cole Real Estate Income Strategy (Daily NAV), Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders on June 18, 2013. All nominees standing for election as directors were elected to serve until the 2014 Annual Meeting of Stockholders and until their successors are duly elected and qualify.
The voting results for each of the five persons nominated were as follows:

Nominee	Votes For	Votes Withheld
Christopher H. Cole	845,104.97	4,325.81
Marc T. Nemer	845,104.97	4,325.81
George N. Fugelsang	845,104.97	4,325.81
Richard J. Lehmann	845,104.97	4,325.81
Roger D. Snell	845,104.97	4,325.81
No broker non-votes were cast in the election of directors. No other proposals were submitted to a vote of the Company's stockholders at the 2013 Annual Meeting of Stockholders.

Item 8.01	Other Events

On June 18, 2013, the board of directors of the Company authorized a daily distribution of $0.002429042 per share (a daily rate that is equivalent to an annual rate of approximately $0.88 per share) for stockholders of record as of the close of business on each day of the period commencing on July 1, 2013 and ending on September 30, 2013. The distributions will be paid monthly in arrears.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2013	COLE REAL ESTATE INCOME STRATEGY (DAILY NAV), INC.
	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Senior Vice President of Accounting
Principal Accounting Officer

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